Exhibit 10.19

FORM OF Restricted Stock

Agreement (pERFORMANCE) (U.K.)

RESTRICTED STOCK AWARD AGREEMENT PURSUANT TO THE

MARKETAXESS HOLDINGS INC. 2020 EQUITY INCENTIVE PLAN

THIS AGREEMENT, effective as of Award Date, by and between

MarketAxess Holdings Inc., a Delaware corporation with its principal office at 55 Hudson Yards, 15th Floor, New York, NY 10001(the “Company”), and xxx (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted, and the stockholders of the Company approved, the MarketAxess Holdings Inc. 2020 Equity Incentive Plan (as may be amended and/or restated from time to time) (the “Plan”);

WHEREAS, the Company, through the Committee under the Plan, wishes to grant to the Participant shares of its Common Stock (“Shares”) in the amount set forth below; and

WHEREAS, such Shares are subject to certain restrictions.

NOW, THEREFORE, the Company and the Participant agree as follows:

1.Grant of Restricted Stock. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company awards to the Participant xxx Shares on Award Date (the “Grant Date”). Pursuant to the Plan and Section 2 of this Agreement, the Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 2 hereof. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.Vesting. Unless otherwise set forth in an agreement between the Participant and the Company:

(a) Except as set forth in subsections (b) and (c) below, the Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan) as follows if the Participant has both met the goals set out in Appendix 1 and has been continuously in service with the Company until such date:

Vesting Date	Percentage Vested
XXX	100%

There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date.

(b)Upon the death or Disability of the Participant, 100% of any shares of Restricted Stock that are unvested at the time of such Termination shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan). Any remaining unvested shares of Restricted Stock shall be forfeited.

(c)In the event of a Change in Control, the Restricted Stock shall be treated in accordance with Section 11 of the Plan (including, without limitation, the vesting provisions set forth in Section 11.3); provided that, immediately prior to the Change in Control, the Committee may determine that the Restricted Stock Award will not be continued, assumed or have new rights substituted therefor in accordance with Section 11.1 of the Plan, and immediately prior to the Change in Control, the Restricted Stock shall become fully vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan).  If the Change in Control occurs before the Issue Date (as defined in Appendix 1), the Committee may, but shall have no obligation to, determine that (A) if any performance condition (set forth on Appendix 1) likely would have been achieved at or above the performance target on the Issue Date, then the Committee may provide that such performance condition be deemed achieved at the target level for purposes of determining the number of shares of Restricted Stock earned under Appendix 1 to this Agreement on the Issue Date, or (B) if any performance condition (set forth on Appendix 1) likely would have been achieved below the performance target level on the Issue Date, then the Committee may provide for the immediate cancellation of the Restricted Stock award.

3.Restrictions on Transfer. The Participant shall not transfer, assign, encumber, pledge, charge or otherwise dispose of the Shares or grant any proxy with respect thereto, except as specifically permitted by the Plan and this Agreement. Any attempted transfer in violation of this Agreement and the Plan shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

4.Forfeiture. (a) Unless otherwise set forth in an agreement between the Participant and the Company, if a Participant incurs a termination of service for any reason, any and all Restricted Stock shall be forfeited for no consideration.

(b) The provisions in Section 13 of the Plan regarding Forfeiture shall apply to the Restricted Stock.

5.Rights as a Holder of Restricted Stock. From and after the issue date, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the Shares, to receive and retain all regular cash dividends payable to holders of Shares of record on and after the issue date (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Restricted Stock.  Notwithstanding the foregoing, (i) the Participant shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until such Shares are no longer Restricted Stock; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and any other property (“RS Property”) issued in respect of the Restricted Stock, including stock dividends, at all times such Shares are Restricted Stock; (iii) if dividends are paid with respect to the Restricted Stock, such dividends shall be subject to the same vesting terms as the Restricted Stock, and shall be paid or delivered only when the Restricted Stock vests; (iv) no RS Property will bear interest or be segregated in separate accounts; and (v) the Participant shall not, directly or indirectly, transfer the Restricted Stock in any manner whatsoever.

6.Taxes.

(a) Tax Liability.  The Participant acknowledges, subject to the last sentence of this paragraph, that (i) no later than the date on which any Restricted Stock shall have become vested and (in any event) within seven days of any Taxable Event (as that term is defined in Appendix 1 to the Plan), the Participant shall, to the extent permitted by law and to the extent the same are not otherwise discharged through the operation of PAYE, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, and the Participant hereby indemnifies the Company and its Affiliates against, any Federal, national, state or local taxes and contributions of any kind required by law to be withheld, or for which the Company, its Affiliates or the Participant’s employer are otherwise required to pay or account, with respect to any Restricted Stock (including, for the avoidance of doubt, any Tax Liability, as that term is defined in Appendix 1 to the Plan); (ii) the Company and the Participant’s employer shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, national, state or local taxes and contributions of any kind required by law to be withheld or accounted for (including, for the avoidance of doubt, any Tax Liability) with respect to any Restricted Stock, and the Company may, but shall not be required to, sell a number of Shares sufficient to cover any applicable withholding taxes or Tax Liability; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, and the withholding or Tax Liability is not otherwise discharged through the operation of PAYE, the Company or the Participant’s employer may, but shall not be required to, pay such required withholding or Tax Liability and treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Company’s sole discretion and provided the Company or the Participant’s employer (as the case may be) so notifies the Participant within thirty (30) days of the making of the loan, secured by the Shares and any failure by the Participant to pay the loan upon demand shall entitle the Company or the Participant’s employer (as the case may be) to all of the rights at law of a creditor secured by the Shares. The Participant’s obligations under this Section 6 shall not be affected by any failure of the Company or the Participant’s employer to deduct the relevant taxes and/or contributions (including, for the avoidance of doubt, any Tax Liability) through the operation of PAYE. The Company may hold as security any certificates representing any Shares and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing Shares together with a stock power duly endorsed in blank.

(b)  UK Tax Elections.  By executing this Agreement, the Participant acknowledges and agrees that the Company or the Participant’s employer (as appropriate) may, to the extent permitted by law, recover from the Participant the whole or any part of any secondary class 1 (employer’s) National Insurance contributions arising from or in connection with the Award and the Shares and may, to the extent permitted by law, require the Participant to elect (using a form approved by HM Revenue & Customs) that the whole or any part of any secondary class 1 (employer’s) National Insurance contributions shall be transferred to the Participant. The Participant further agrees that, if so required by the Company, any of its Affiliates or the Participant’s employer, the Participant will enter into a joint election under section 431(1) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003, in respect of the Shares to be issued or transferred in connection with this Award, within 14 days of the acquisition by the Participant of those Shares.

(c) US Tax Elections.  The Participant also acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.

8.     Performance Adjustment. Any Restricted Stock is subject to performance adjustment as set out in clause 8.1 and 8.2 below in addition to any performance adjustment required by law, rules or other regulatory requirements in relation to performance adjustment applicable to the Company or any Participants and any policies intended to comply with them, including without limitation any performance adjustment required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder, the IFPRU Remuneration Code published by the UK Financial Conduct Authority and/or such other applicable law and/or regulatory requirement.

(a)   Performance adjustment includes, but is not limited to:

(i)The Company reducing the amount of any Restricted Stock or any other award;

(ii)The Company requiring the Participant to forfeit the whole of any Restricted Stock; and/or

(iii)The Company requiring the Participant to repay to the Company on demand on a gross basis the cash value of any Restricted Stock that has vested.

(b)   The Company shall be entitled to implement performance adjustment, as defined in clause 8(a) including but not limited to where:

(i)The Participant has participated in or was responsible for conduct which resulted in significant losses to the Company or its Affiliates.

(ii)The Participant has failed to meet appropriate standards of fitness and propriety.

(iii)The Company or Affiliate has suffered a material downturn in its financial performance.

(iv)The Company or Affiliate has suffered a material failure of risk management.

(v)The Company or any Affiliate has reasonable evidence of fraud or material dishonesty by the Participant.

(vi)The Company or any Affiliate has been required to restate its accounts to a material extent.

(vii)The Company or any Affiliate becomes aware of any material wrongdoing on the part of the Participant that would have resulted in the relevant award not being made had it known about such material wrongdoing at the time the relevant award was made.

(viii)The Company becomes aware of a material error is assessing the Participant’s performance against the relevant performance conditions at the time that the Restricted Stock was granted.

(ix)The Participant has acted in any manner which in the opinion of the Committee has brought or is likely to bring the Participant, the Company or any Affiliate into material disrepute or is materially adverse to the interests of the Company or any Affiliate.

(c)   Any decision regarding performance adjustment shall be taken by the Committee in its absolute discretion.

(d)   The implementation of performance adjustment by the Company shall be without prejudice to any other rights or remedies that may be available to it.

9.Legend. In the event that a certificate evidencing Restricted Stock is issued, the certificate representing the Shares shall have endorsed thereon the following legends:

(a)   “THE   ANTICIPATION,   ALIENATION,   ATTACHMENT,   SALE,

TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MARKETAXESS HOLDINGS INC. (THE “COMPANY”) 2020 EQUITY INCENTIVE PLAN (AS MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME) (THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY EFFECTIVE AS OF AWARD DATE.COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)       Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to vesting as set forth in Section 2 hereof.

10.Securities Representations. The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a)       The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this section;

(b)     The Shares must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such Shares or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Shares and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of the

Shares (or to file a “re-offer prospectus”);

(c)       The exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

11.Not an Employment or Service Agreement. Neither the execution of this Agreement nor the issuance of the Shares hereunder constitute an agreement by the Company or (if different) the Participant’s employer to employ or retain or to continue to employ or retain the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Shares are outstanding.

12.Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the

Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, other RS Property, Shares and property provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

13.Miscellaneous.

(a)       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate to which the Participant provides services to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement other than with respect to Shares transferred in compliance with the terms hereof.

(b)       This award of Restricted Stock shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(c)       The Participant agrees that the grant of the Restricted Stock Award hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other RS Property will not be taken into account as “salary” or “compensation” or “bonus” (or otherwise) in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or the Participant’s employer or any life insurance, disability or other benefit plan of the Company or the Participant’s employer.

(d)       No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e)       This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(f)       The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g)       The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(h)     All notices, consents, requests, approvals, instructions and other communications provided  for herein shall be in writing and validly given or made when delivered, or on the second succeeding business  day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the Compensation Committee of the Board with a copy to General Counsel, MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY  10001.

(i)       This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

14.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MARKETAXESS HOLDINGS INC.

Richard M. McVey, Chief Executive Officer

Participant:

xxx

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